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                                                                     EXHIBIT 4.3

         FIRST AMENDMENT AND WAIVER, dated as of January 26, 2004 (this "Amendment and Waiver"), to the Credit Agreement, dated as of November 14, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the "Borrower"), ABERCROMBIE & FITCH CO., a Delaware corporation (the "Parent"), the several banks and other financial institutions and entities from time to time parties thereto (the "Lenders"), and NATIONAL CITY BANK, as administrative agent (the "Administrative Agent").

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain Loans to the Borrower;

         WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment and Waiver, and the Required Lenders are willing to agree to such modifications as provided for in this Amendment and Waiver;

         WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be waived as set forth herein, and the Required Lenders agree to such waivers, in each case pursuant to the terms and subject to the conditions set forth herein; and

         WHEREAS, the Borrower has informed the Lenders that the Parent has engaged in certain open market repurchases of the Parent's stock prior to the date hereof (the "Share Repurchase Transactions").

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

         SECTION 2. Amendment to the Credit Agreement. Section 6.07 of the Credit Agreement is hereby amended by (i) deleting the following from clause
(e)(ii):

                  "that the aggregate number of shares repurchased under this clause (ii) may not, during the lifetime of this Agreement, exceed 5,000,000 (adjusted appropriately for stock splits, stock dividends, reverse splits, combinations or similar transactions); provided further"; and

                  (ii) deleting "for such fiscal year" from clause (e)(ii) and substituting in lieu thereof the following:

                  "for the immediately preceding fiscal year".

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         SECTION 3. Waiver. The Lenders hereby waive any Default or Event of
Default arising under the Loan Documents as a result of the failure of the Parent and the Borrower to comply with Section 6.07 of the Credit Agreement in connection with Share Repurchase Transactions effected on or prior to the date hereof; provided that (i) the Borrower, the Parent and their Subsidiaries do not effect additional open market repurchases of common stock of the Parent after the date hereof and on or prior to January 31, 2004 and (ii) no failure to comply with Section 6.07 in respect of any periods after January 31, 2004 is waived hereby.

         SECTION 4. No Other Amendments; Confirmation. Except as expressly amended, waived, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

         SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment and Waiver, the Borrower represents to each of the Lenders and the Administrative Agent that:

         (i) after giving effect to this Amendment and Waiver, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects on the date hereof with the same effect as if made on the Effective Date (as defined below), except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct in all material respects as of such earlier date;

         (ii) after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

         (iii) this Amendment and Waiver has been duly executed and delivered by each of the Parent and the Borrower and constitutes a legal, valid and binding obligation of each of the Parent and the Borrower, enforceable in accordance with its terms.

         SECTION 6. Effectiveness. This Amendment and Waiver shall become effective as of the date (the "Effective Date") upon which the Administrative Agent shall have received counterparts of this Amendment and Waiver that, when taken together, bear the signatures of the Parent, the Borrower and the Required Lenders under the Credit Agreement.

         SECTION 7. Effect of the Amendment and Waiver. Except as expressly set forth herein, this Amendment and Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment and

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Waiver shall apply and be effective with respect to the matters expressly referred to herein. After the Effective Date, any reference to the Credit Agreement shall mean such Credit Agreement, as modified hereby.

         SECTION 8. APPLICABLE LAW. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF OHIO, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AMENDMENT AND WAIVER.

         SECTION 9. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment and Waiver, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

         SECTION 10. Headings. The headings of this Amendment and Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and
Waiver to be duly executed by their respective authorized officers as of the day and year first written above.

                                       ABERCROMBIE & FITCH
                                       MANAGEMENT CO.,

                                       by: /s/ Michael J. Stevenson
                                       Name: Michael J. Stevenson
                                       Title: VP - Finance

                                       ABERCROMBIE & FITCH CO.,

                                       by: /s/ Michael J. Stevenson
                                       Name: Michael J. Stevenson
                                       Title: Treasurer and Assistant Secretary

                                       NATIONAL CITY BANK, individually and
                                       as Administrative Agent,

                                       by: /s/ Joseph L. Kwasny
                                       Name: Joseph L. Kwasny
                                       Title: Vice President

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SIGNATURE PAGE TO FIRST AMENDMENT AND WAIVER DATED AS OF JANUARY 26, 2004 TO THE
ABERCROMBIE & FITCH CREDIT AGREEMENT DATED AS OF NOVEMBER 14, 2002

Name of Institution: Bank of America N.A.
By /s/ Kip Davis
   ---------------
Name: Kip Davis
Title: Principal

Name of Institution: The Bank of New York
By /s/ Randolph E. J. Medrano
   --------------------------
Name: Randolph E. J. Medrano
Title: Vice President

Name of Institution: Citizens Bank of Pennsylvania
By /s/ John J. Ligday, Jr.
   -----------------------
Name: John J. Ligday, Jr.
Title: Vice President

Name of Institution: Compass Bank
By /s/ Keely W. McGee
   ------------------
Name: Keely W. McGee
Title: Vice President

Name of Institution: Fifth Third Bank (Central Ohio)
By /s/ Kristie L. Nicolosi
   -----------------------
Name: Kristie L. Nicolosi
Title: Assistant Vice President

Name of Institution: Fleet National Bank
By /s/ Judith C. E. Kelly
   ----------------------
Name: Judith C. E. Kelly
Title: Managing Director

Name of Institution: Hibernia National Bank
By /s/ Laura K. Watts
   ------------------
Name: Laura K. Watts
Title: Vice President

Name of Institution: Huntington National Bank
By /s/ William R. Remias
   ---------------------
Name: William R. Remias
Title: Vice President

Name of Institution: JPMorgan Chase Bank
By /s/ Craig Transue
   -----------------
Name: Craig Transue
Title: Vice President

Name of Institution: LaSalle Bank National Association
By /s/ Tricia L. Somoles
   ---------------------
Name: Tricia L. Somoles
Title: Assistant Vice President

Name of Institution: The Norinchukin Bank
By /s/ Masanori Shoji
   ------------------
Name: Masanori Shoji
Title: Joint General Manager

Name of Institution: PNC Bank, National Association
By /s/ Bruce A. Kinter
   -------------------
Name: Bruce A. Kinter
Title: Vice President

Name of Institution: U. S. Bank National Association
By /s/ Robert Friend
   -----------------------
Name: Robert Friend
Title: Vice President